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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-42882) and on Form S-8 (No. 333-46500) and Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (No. 333-91123) of Delhaize America, Inc. of our report dated January 19, 2000, relating to the consolidated financial statements of Hannaford Bros. Co., which are incorporated by reference in Amendment No. 1 to the Current Report on Form 8-K/A of Delhaize America, Inc. dated July 31, 2000.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
October 13, 2000